Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

August 24, 2015

Bristow Group Inc.

2103 City West Blvd., 4th Floor

Houston, Texas 77042

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed by Bristow Group Inc., a Delaware corporation (the “Company”), Bristow U.S. LLC, a Louisiana limited liability company (“BUS LLC”), Bristow Alaska Inc., an Alaska corporation (“BA Inc.”), Bristow Helicopters Inc., a Delaware corporation (“BH Inc.”), BHNA Holdings Inc., a Delaware corporation (“BHNA” and, together with BUS LLC, BA Inc. and BH Inc., the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) unsecured debt securities of the Company (“Debt Securities”), (ii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by the Subsidiary Guarantors, (iii) shares of preferred stock, par value $.01 per share, of the Company (“Preferred Stock”), (iv) shares of common stock, par value $.01 per share, of the Company (“Common Stock”) and (v) warrants to purchase other securities (“Warrants,” and, together with the Debt Securities, the Subsidiary Guarantees, the Preferred Stock and the Common Stock, the “Securities”) that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Securities are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date (collectively, the “Charter Documents”), (ii) the Articles of Organization, Articles of Incorporation or Certificate of Incorporation and Operating Agreement or Bylaws, as applicable, of each of BH Inc. and BHNA, each as amended to date, (iii) the Indenture, dated June 17, 2008 (the “Senior Debt Indenture”), among the Company, as issuer, BUS LLC, BA Inc. and BH Inc., as subsidiary guarantors, and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Registration Statement pursuant to which senior Debt Securities may be issued, (iv) the form of Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Company, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder (the “Subordinated Debt Indenture”) pursuant to which subordinated Debt Securities may be issued, (v) corporate records of the Company and the Subsidiary Guarantors, and (vi) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving the opinion below, we have relied on: (i) an opinion letter, dated August 24, 2015, from Phelps Dunbar LLP to the Company (a) as to the valid existence and good standing of BUS LLC and (b) that BUS LLC has the limited liability company power and authority to execute, deliver and perform its obligations under the Guarantee, (ii) an opinion letter, dated August 24, 2015, from Davis Wright Tremaine LLP to the Company (a) as to the valid existence and good standing of BA Inc. and (b) that BA Inc. has the corporate power and authority to execute, deliver and perform its obligations under the Guarantee and (iii) certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or copies of original documents conform to the original documents and all such original documents are authentic, and all information submitted to us was accurate and complete.

Bristow Group Inc.	-2-	August 24, 2015

In connection with the opinion below, we have also assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act;

(ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the applicable prospectus supplement;

(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto;

(v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance; and

(vii) the accuracy of the opinion letters described above, which are being filed as Exhibits 5.2 and 5.3 to the Registration Statement, with respect to the valid existence and corporate or limited liability company power, as applicable, and authority of the Subsidiary Guarantors.

On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the Delaware General Corporation Law and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in either case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

Bristow Group Inc.	-3-	August 24, 2015

2. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Statement of Designations relating to such Preferred Stock (a “Statement of Designations”), and such Statement of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in either case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to Debt Securities to be issued under the Senior Debt Indenture and any Subsidiary Guarantees included in such Debt Securities, when (i) any supplemental indenture to the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, (iv) the Board of Directors or Managers of each Subsidiary Guarantor, if applicable, has taken all necessary corporate action to approve and establish the terms of the Subsidiary Guarantee included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities and any Subsidiary Guarantees included in such Debt Securities, if applicable, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

Bristow Group Inc.	-4-	August 24, 2015

4. With respect to Debt Securities to be issued under the Subordinated Debt Indenture and any Subsidiary Guarantees included in such Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do no include any provision that is unenforceable, (iv) the Board of Directors or Managers of each Subsidiary Guarantor, if applicable, has taken all necessary corporate action to approve and establish the terms of the Subsidiary Guarantee included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board; such Debt Securities and any Subsidiary Guarantees included in such Debt Securities, if applicable, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

5. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, (iii) neither the Warrants or any warrant agreement includes any provision that is unenforceable, and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

The opinions set forth above are limited in all respects to the contract law of the State of New York, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States, in each case, as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any related 462(b) Registration Statement and to the reference to us under “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.